Overview

(dollars in thousands, at Welltower pro rata ownership)
Portfolio Composition			Beds/Unit Mix
	Average Age	Properties	Total		Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	16	620	74,842		36,629	26,397	11,276	540
Seniors Housing Triple-net	13	340	27,658		4,954	16,175	6,225	304
Outpatient Medical	14	400	23,695,544	(1)	n/a	n/a	n/a	n/a
Health System	31	215	25,943		201	663	3,089	21,990
Long-Term/Post-Acute Care	18	137	16,081		40	873	—	15,168
Total	16	1,712

NOI Performance	Same Store(2)				In-Place Portfolio(3)
	Properties	1Q19 NOI	1Q20 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	425	$202,782	$199,458	(1.6)%	580	$922,652	42.9%
Seniors Housing Triple-net(4)	293	88,970	91,680	3.0%	320	417,104	19.4%
Outpatient Medical	261	81,897	83,626	2.1%	387	487,016	22.6%
Health System	215	35,315	35,800	1.4%	215	144,080	6.7%
Long-Term/Post-Acute Care(4)	124	42,390	43,504	2.6%	135	181,272	8.4%
Total	1,318	$451,354	$454,068	0.6%	1,637	$2,152,124	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating(8)	86.9%	n/a	n/a	97.4%	0.7%	0.6%	1.3%
Seniors Housing Triple-net	86.1%	1.03	1.19	92.4%	3.6%	0.5%	3.5%
Outpatient Medical	94.3%	n/a	n/a	99.5%	—	—	0.5%
Health System(9)	83.4%	2.14	2.84	36.5%	42.5%	21.0%	—
Long-Term/Post-Acute Care	83.0%	1.17	1.47	28.6%	42.2%	29.2%	—
Total		1.30	1.61	92.7%	3.8%	2.2%	1.3%

Notes:
(1) Indicates the total square footage of Outpatient Medical.
(2) See pages 21 and 22 for reconciliation.
(3) Excludes land parcels, loans, developments and investments held for sale. See page 21 for reconciliation.
(4) Same store NOI for these property types represents cash rent excluding the impact of expansions.
(5) Data as of March 31, 2020 for Seniors Housing Operating and Outpatient Medical and December 31, 2019 for remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.
(8) Includes a portfolio of 11 Seniors Housing Operating properties in the western United States classified as held for sale which will transition back into held for use during the quarter ended June 30, 2020.
(9) EBITDAR and EBITDARM coverage as reported by ProMedica inclusive of the three properties disposed of during the quarter ended March 31, 2020.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term/ Post-Acute Care	Total	% of Total
Sunrise Senior Living North America	126	$239,843	$—	$—	$—	$—	$239,843	11.1%
Sunrise Senior Living United Kingdom	45	66,135	—	—	—	—	66,135	3.1%
ProMedica	215	—	—	—	144,080	—	144,080	6.7%
Revera	94	98,463	—	—	—	—	98,463	4.6%
Genesis Healthcare	76	—	—	—	—	86,378	86,378	4.0%
Belmont Village	21	74,689	—	—	—	—	74,689	3.5%
Avery Healthcare	54	6,211	61,118	—	—	—	67,329	3.1%
Sagora Senior Living	31	39,416	25,806	—	—	—	65,222	3.0%
Brandywine Living	27	64,880	—	—	—	—	64,880	3.0%
Senior Resource Group	24	60,508	—	—	—	—	60,508	2.8%
Brookdale Senior Living	84	—	59,172	—	—	—	59,172	2.7%
Brookdale Senior Living - Transitions(2)	3	3,735	—	—	—	—	3,735	0.2%
Remaining	837	268,772	271,008	487,016	—	94,894	1,121,690	52.2%
Total	1,637	$922,652	$417,104	$487,016	$144,080	$181,272	$2,152,124	100.0%

By Country:
United States	1,371	$703,217	$328,508	$466,795	$144,080	$174,775	$1,817,375	84.4%
United Kingdom	117	69,797	85,274	20,221	—	—	175,292	8.1%
Canada	149	149,638	3,322	—	—	6,497	159,457	7.4%
Total	1,637	$922,652	$417,104	$487,016	$144,080	$181,272	$2,152,124	100.0%

By MSA:
New York	79	$85,093	$33,147	$31,210	$3,512	$12,096	$165,058	7.7%
Los Angeles	69	89,608	18,103	37,631	422	—	145,764	6.8%
Greater London	51	46,158	35,972	20,221	—	—	102,351	4.8%
Dallas	57	27,182	19,019	32,301	740	3,927	83,169	3.9%
Philadelphia	51	17,165	1,175	23,627	12,134	23,515	77,616	3.6%
Washington D.C.	38	41,785	831	6,473	10,207	3,020	62,316	2.9%
Houston	32	16,099	4,469	33,509	—	—	54,077	2.5%
San Francisco	20	31,110	9,725	—	4,268	—	45,103	2.1%
Chicago	40	20,547	9,453	4,911	9,538	—	44,449	2.1%
Seattle	31	24,027	3,063	14,822	1,586	—	43,498	2.0%
San Diego	19	26,088	6,251	7,228	—	2,697	42,264	2.0%
Toronto	25	37,194	—	—	—	—	37,194	1.7%
Miami	35	6,684	—	21,632	5,078	—	33,394	1.6%
Minneapolis	20	2,144	14,853	15,743	—	—	32,740	1.5%
Montréal	20	29,778	—	—	—	—	29,778	1.4%
Raleigh	12	6,505	17,503	950	—	—	24,958	1.2%
Boston	16	19,307	—	2,428	—	2,112	23,847	1.1%
Denver	11	10,068	4,641	1,787	2,002	5,018	23,516	1.1%
Atlanta	23	2,909	—	18,482	1,759	—	23,150	1.1%
Baltimore	20	5,451	—	12,844	2,901	1,723	22,919	1.1%
Remaining	968	377,750	238,899	201,217	89,933	127,164	1,034,963	48.1%
Total	1,637	$922,652	$417,104	$487,016	$144,080	$181,272	$2,152,124	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 21 for reconciliation.
(2) Represents the 3 properties to be transitioned to other operators as previously announced.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Seniors Housing Operating

Total Portfolio Performance(1)	1Q19	2Q19	3Q19	4Q19	1Q20
Properties	582	619	566	578	586
Units	69,209	74,145	68,918	70,144	71,710
Total occupancy	86.2%	85.7%	86.0%	86.1%	85.3%
Total revenues	$841,938	$880,320	$805,251	$804,403	$821,990
Operating expenses	580,917	607,836	554,782	564,895	582,533
NOI	$261,021	$272,484	$250,469	$239,508	$239,457
NOI margin	31.0%	31.0%	31.1%	29.8%	29.1%
Recurring cap-ex	$15,226	$20,275	$27,306	$38,756	$15,414
Other cap-ex	$27,366	$30,320	$40,117	$55,536	$36,751

Same Store Performance(2)	1Q19	2Q19	3Q19	4Q19	1Q20
Properties	425	425	425	425	425
Occupancy	87.6%	87.2%	87.4%	87.7%	87.0%
Same store revenues	$628,678	$631,725	$640,958	$642,718	$646,829
Compensation	262,902	266,618	271,097	272,229	275,325
Utilities	25,195	20,978	23,290	23,638	24,654
Food	22,899	22,984	23,905	24,190	23,983
Repairs and maintenance	14,300	15,055	15,612	15,683	14,818
Property taxes	20,255	20,109	19,216	18,962	21,012
All other	80,345	81,613	79,900	84,687	87,579
Same store operating expenses	425,896	427,357	433,020	439,389	447,371
Same store NOI	$202,782	$204,368	$207,938	$203,329	$199,458
Year over year growth rate					(1.6)%

Partners	Properties(3)	Units(3)	Welltower Ownership %(4)	Core Markets	1Q20 NOI	% of Total
Sunrise Senior Living	171	14,548	98.2%	Southern California	$33,392	13.9%
Revera	94	11,823	75.0%	New York / New Jersey	20,947	8.7%
Belmont Village	21	2,952	95.0%	Northern California	19,392	8.1%
Brandywine Living	27	2,588	99.5%	Greater London	12,334	5.2%
Senior Resource Group	24	4,656	64.7%	Washington D.C.	11,800	4.9%
Sagora Senior Living	14	2,697	92.8%	Toronto	9,250	3.9%
Chartwell Retirement Residences	40	8,071	51.4%	Boston	6,714	2.8%
Cogir	18	3,268	88.2%	Montréal	7,192	3.0%
Senior Star Living	11	2,064	90.0%	Seattle	5,907	2.5%
Frontier Management	28	1,579	94.8%	Ottawa	4,511	1.9%
Merrill Gardens	11	1,508	80.0%	Vancouver	2,486	1.0%
Pegasus Senior Living	35	3,812	98.0%	Birmingham, UK	2,050	0.9%
Clover Management	32	3,892	89.8%	Manchester, UK	1,837	0.8%
Oakmont Senior Living	8	623	100.0%	Core Markets	137,812	57.6%
Remaining	46	7,123		All Other	101,645	42.4%
Total	580	71,204		Total	$239,457	100.0%
Notes:
(1) Properties, units and occupancy exclude land parcels and properties under development.
(2) See pages 21 and 22 for reconciliation.
(3) Represents In-Place Portfolio.
(4) Welltower ownership percentage weighted based on In-Place NOI. See page 21 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 3-mile ring around our properties potentially impacts just 3.4% of our total annualized In-Place NOI (IPNOI).

3-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	31 / 3,676	$89,608	12.7%	6 / 867	6 / 652	$12,291	2.6%	12.4%	6,868	$97,265	$987,865	2.1%		1.7%
New York	30 / 2,587	85,093	12.1%	3 / 349	3 / 258	5,705	0.4%	5.9%	4,096	115,928	547,345	4.2%		1.0%
Washington D.C.	12 / 1,358	41,785	5.9%	4 / 457	4 / 342	6,699	3.7%	13.9%	5,554	137,695	730,270	4.1%		0.7%
San Francisco	13 / 1,623	31,110	4.4%	—	—	—	4.0%	13.0%	9,068	127,452	1,128,660	(0.3)%		1.7%
Dallas	15 / 2,278	27,182	3.9%	1 / 83	1 / 52	187	7.5%	30.4%	3,376	85,232	338,910	3.5%		3.4%
San Diego	9 / 1,150	26,088	3.7%	—	—	—	3.3%	17.0%	5,020	106,767	885,017	(0.1)%		1.8%
Seattle	17 / 1,987	24,027	3.4%	3 / 305	5 / 680	3,578	6.3%	21.7%	5,195	100,432	640,248	0.5%		2.9%
Chicago	16 / 1,724	20,547	2.9%	2 / 188	3 / 257	2,389	-0.1%	10.3%	3,416	87,594	314,144	0.9%		0.6%
Boston	11 / 751	19,307	2.7%	—	—	—	3.3%	8.4%	2,613	134,737	749,216	3.0%		0.9%
San Jose	6 / 735	18,074	2.6%	—	—	—	4.3%	14.1%	6,386	131,182	1,342,362	(1.8)%		1.9%
Philadelphia	11 / 885	17,165	2.4%	3 / 475	2 / 146	3,099	0.9%	5.0%	2,143	110,061	372,600	2.4%		1.0%
Houston	9 / 879	16,099	2.3%	3 / 539	3 / 318	3,328	7.3%	27.4%	3,637	83,597	398,411	5.0%		2.2%
Sacramento	7 / 598	14,293	2.0%	3 / 562	3 / 287	4,945	4.1%	14.4%	3,697	90,152	508,855	3.1%		1.9%
Boulder, CO	6 / 518	12,644	1.8%	—	—	—	6.0%	31.4%	2,029	104,712	673,537	N/A		1.4%
San Antonio	4 / 1,075	12,267	1.7%	2 / 370	2 / 512	2,537	8.8%	30.5%	2,370	75,919	264,998	1.1%		2.8%
Denver	4 / 661	10,068	1.4%	3 / 458	1 / 163	757	7.0%	25.3%	5,056	86,266	583,763	0.7%		2.7%
Cincinnati	4 / 662	9,222	1.3%	—	—	—	1.2%	9.4%	1,981	70,241	188,997	0.2%		0.2%
Phoenix	7 / 767	8,602	1.2%	1 / 118	1 / 47	767	6.7%	13.6%	3,659	77,956	375,724	2.4%		3.2%
Santa Maria, CA	2 / 605	8,576	1.2%	—	—	—	3.1%	6.8%	2,807	100,239	711,428	N/A		2.2%
Trenton, NJ	2 / 207	7,946	1.1%	1 / 120	1 / 112	3,432	2.2%	9.9%	819	137,639	495,319	N/A		1.2%
Columbus	4 / 463	7,804	1.1%	3 / 352	2 / 333	3,208	5.7%	29.5%	2,280	99,606	335,584	3.0%		(0.7)%
Buffalo	10 / 1,254	7,365	1.0%	—	—	—	0.4%	3.5%	2,799	70,413	182,730	7.6%		(0.2)%
Las Vegas	5 / 788	7,327	1.0%	—	—	—	5.9%	17.6%	5,889	60,937	282,122	(1.6)%		1.3%
Salisbury, MD	2 / 214	7,248	1.0%	—	—	—	8.6%	10.7%	643	72,695	426,614	N/A		3.2%
Austin	5 / 431	7,241	1.0%	—	—	—	8.8%	43.0%	2,338	131,416	696,534	11.5%		3.3%
Total - Top 25	242 / 27,876	$536,688	76.3%	38 / 5,243	37 / 4,159	$52,922	3.7%	15.2%	4,438	$105,697	$671,703	2.4%		1.6%
All Other US SHO Markets	141 / 17,456	166,529	23.7%	16 / 2,390	16 / 2,022	19,766	3.4%	12.0%	2,387	76,944	337,029
Total US SHO	383 / 45,332	$703,217	100.0%	54 / 7,633	53 / 6,181	$72,688	3.6%	14.1%	3,693	$98,361	$586,318

% of Total IPNOI						3.4%
US National Average							3.3%	11.7%	94	$66,010	$245,219	2.3%	(10)	1.0%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 21 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 3 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 3 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2020-2025.
(6) Average population density data represents average population per square mile within a 3-mile ring based on 2020 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 1Q20. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from February 2019-February 2020 per Bureau of Labor Statistics. Total - Top 25 Estimated Annual Job Growth weighted by IPNOI
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 5-mile ring around our properties potentially impacts just 6.6% of our total annualized In-Place NOI (IPNOI).

5-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	31 / 3,676	$89,608	12.7%	9 / 1,243	16 / 1,877	$27,842	2.6%	13.0%	6,666	$90,893	$909,301	2.1%		1.7%
New York	30 / 2,587	85,093	12.1%	7 / 839	9 / 715	14,810	0.6%	5.8%	4,022	110,695	516,582	4.2%		1.0%
Washington D.C.	12 / 1,358	41,785	5.9%	7 / 1,010	10 / 1,139	10,258	4.1%	14.6%	5,489	128,687	700,267	4.1%		0.7%
San Francisco	13 / 1,623	31,110	4.4%	1 / 79	1 / 171	563	4.0%	13.2%	7,723	125,822	1,108,359	(0.3)%		1.7%
Dallas	15 / 2,278	27,182	3.9%	5 / 1,075	4 / 392	3,789	7.4%	29.2%	3,207	77,801	325,066	3.5%		3.4%
San Diego	9 / 1,150	26,088	3.7%	1 / 200	2 / 249	3,403	3.5%	15.8%	4,895	103,987	809,194	(0.1)%		1.8%
Seattle	17 / 1,987	24,027	3.4%	3 / 305	5 / 680	4,070	6.4%	22.8%	4,775	99,478	630,572	0.5%		2.9%
Chicago	16 / 1,724	20,547	2.9%	7 / 1,074	7 / 701	6,638	-0.2%	11.0%	3,283	89,687	321,072	0.9%		0.6%
Boston	11 / 751	19,307	2.7%	3 / 365	3 / 261	2,595	3.3%	8.4%	2,551	121,829	669,279	3.0%		0.9%
San Jose	6 / 735	18,074	2.6%	1 / 200	1 / 95	1,434	4.3%	14.0%	5,477	130,074	1,331,246	(1.8)%		1.9%
Philadelphia	11 / 885	17,165	2.4%	5 / 771	3 / 215	4,854	1.0%	5.4%	2,330	99,081	334,823	2.4%		1.0%
Houston	9 / 879	16,099	2.3%	5 / 819	4 / 615	7,852	7.5%	30.5%	3,689	80,465	309,717	5.0%		2.2%
Sacramento	7 / 598	14,293	2.0%	6 / 855	5 / 438	6,741	4.0%	15.0%	3,464	88,067	483,771	3.1%		1.9%
Boulder, CO	6 / 518	12,644	1.8%	—	—	—	6.4%	28.7%	1,406	110,648	662,057	N/A		1.4%
San Antonio	4 / 1,075	12,267	1.7%	2 / 370	2 / 512	2,537	8.6%	29.4%	2,254	70,852	248,486	1.1%		2.8%
Denver	4 / 661	10,068	1.4%	4 / 578	2 / 252	811	6.7%	25.0%	4,589	85,506	485,840	0.7%		2.7%
Cincinnati	4 / 662	9,222	1.3%	—	—	—	1.3%	10.4%	1,662	68,624	188,655	0.2%		0.2%
Phoenix	7 / 767	8,602	1.2%	5 / 616	3 / 356	2,286	7.1%	15.1%	3,463	76,010	346,043	2.4%		3.2%
Santa Maria, CA	2 / 605	8,576	1.2%	—	—	—	3.8%	7.9%	1,667	92,110	748,551	N/A		2.2%
Trenton, NJ	2 / 207	7,946	1.1%	2 / 218	1 / 112	3,432	1.4%	9.8%	1,079	125,761	454,416	N/A		1.2%
Columbus	4 / 463	7,804	1.1%	4 / 466	3 / 413	5,022	5.5%	27.2%	2,104	87,647	300,639	3.0%		(0.7)%
Buffalo	10 / 1,254	7,365	1.0%	—	—	—	0.2%	3.5%	2,522	66,978	173,904	7.6%		(0.2)%
Las Vegas	5 / 788	7,327	1.0%	1 / 62	1 / 80	388	6.3%	19.7%	5,575	58,448	276,471	(1.6)%		1.3%
Salisbury, MD	2 / 214	7,248	1.0%	—	—	—	8.1%	10.2%	556	76,643	403,261	N/A		3.2%
Austin	5 / 431	7,241	1.0%	2 / 118	2 / 170	954	8.6%	40.9%	2,371	100,042	579,433	11.5%		3.3%
Total - Top 25	242 / 27,876	$536,688	76.3%	80 / 11,263	84 / 9,443	$110,279	3.7%	15.4%	4,191	$100,551	$632,273	2.4%		1.6%
All Other US SHO Markets	141 / 17,456	166,529	23.7%	29 / 4,226	31 / 4,264	31,251	3.3%	12.3%	2,037	74,353	330,515
Total US SHO	383 / 45,332	$703,217	100.0%	109 / 15,489	115 / 13,707	$141,530	3.6%	14.3%	3,409	$93,867	$555,286

% of Total IPNOI						6.6%
US National Average							3.3%	11.7%	94	$66,010	$245,219	2.3%	(10)	1.0%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 21 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 5 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 5 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2020-2025.
(6) Average population density data represents average population per square mile within a 5-mile ring based on 2020 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 1Q20. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from February 2019-February 2020 per Bureau of Labor Statistics. Total -Top 25 Estimated Annual Job Growth weighted by IPNOI.
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(Currency amounts in thousands, except per unit and REVPOR. Company amounts at Welltower pro rata ownership. DNA = data not available.)

Seniors Housing Operating Quality Indicators

	US Portfolio(1,3,4)		Industry Benchmarks(2)
Property age	15		20
5 year total population growth	3.6%		3.3%
5 year 75+ population growth	14.1%		11.7%
Housing value		$586,318		$245,219
Household income		$98,361		$66,010
REVPOR		$6,315		$5,067
SS REVPOR growth	3.6%		2.4%
SSNOI per unit		$23,356		$18,307
SSNOI growth	(1.1)%		DNA

	UK Portfolio(1,3,4)		Industry Benchmarks(5)
Property age	11		21
Units per property	80		41
5 year total population growth	3.1%		2.7%
5 year 75+ population growth	13.0%		18.4%
Housing value		£382,228		£229,352
REVPOR		£6,695		£3,720
SS REVPOR growth	5.4%		3.3%
SSNOI per unit		£16,860		£9,544
SSNOI growth	4.0%		DNA

	Canadian Portfolio(1,3,4)		Industry Benchmarks(6)
5 year total population growth	5.6%		5.5%
5 year 75+ population growth	19.0%		22.2%
Housing value	C$	569,253	C$	456,053
Household income	C$	111,736	C$	102,231
REVPOR	C$	3,712	C$	2,469
SS REVPOR growth	1.8%		3.4%
SSNOI per unit	C$	14,611	DNA
SSNOI growth	(5.9)%		DNA

Notes:
(1) Property age, housing value and household income are NOI weighted as of March 31, 2020. The median housing value and household income is used for the US, and the average housing value and household income is used for the UK and Canada. Housing value, household income and population growth are based on a 3-mile radius. Growth figures represent performance of Welltower's same store portfolio for current quarter. See page 23 for reconciliations.
(2) Property age, REVPOR and REVPOR growth per 1Q20 NIC MAP for Majority AL Properties in the primary and secondary markets; AMR is used as a proxy for REVPOR; population growth reflects 2020-2025 Claritas projections; housing value and household income are the US median per Claritas 2020; NOI per unit per The State of Seniors Housing 2018 and represents 2017 results.
(3) REVPOR is based on total 1Q20 results. See page 23 for reconciliation.
(4) SSNOI per unit represents the SSNOI per unit available based on trailing four quarters for those properties in the portfolio for 15 months preceding the end of the current portfolio performance period. SSNOI per unit for UK portfolio in GBP calculated by taking SSNOI per unit in USD divided by a standardized GBP/USD rate of 1.30. SSNOI per unit for Canadian portfolio in CAD calculated by taking SSNOI per unit in USD divided by a standardized USD/CAD rate of 1.32. See page 23 for reconciliation.
(5) Property age, units per property, REVPOR, REVPOR growth and NOI per Unit derived from LaingBuisson, Care of Older People UK Market Report 29th Edition; population growth reflects 2018-2023 CACI projections; housing value represents UK average per CACI 2018.
(6) Population growth reflects 2019-2024 Environics projection; housing value and household income represents Canadian average per Environics WealthScapes 2019; REVPOR and REVPOR growth are calculated weighted averages from 2019 CMHC Seniors Housing reports from each province.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<0.85x	0.3%	0.1%	0.4%	5	4	3.2%	1.1%	4.3%	6	12
0.85x - 0.95x	1.7%	—%	1.7%	6	2	2.0%	—%	2.0%	12	4
0.95x - 1.05x	1.2%	0.1%	1.3%	8	4	2.9%	—%	2.9%	13	5
1.05x - 1.15x	2.5%	0.9%	3.4%	10	7	5.6%	5.7%	11.3%	11	7
1.15x - 1.25x	2.4%	—%	2.4%	14	4	1.6%	—%	1.6%	9	2
1.25x - 1.35x	5.9%	1.0%	6.9%	8	6	2.7%	—%	2.7%	13	1
>1.35x	4.0%	5.7%	9.7%	13	7	—%	1.0%	1.0%	7	3
Total	18.0%	7.8%	25.8%	11	34	18.0%	7.8%	25.8%	11	34

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2020	$—	$32,701	$—	$1,565	$9,411	$43,677	3.3%
2021	3,543	49,516	—	8,968	20,008	82,035	6.2%
2022	4,677	53,873	—	5,765	20,503	84,818	6.4%
2023	—	54,391	—	840	—	55,231	4.2%
2024	11,262	60,051	—	—	1,146	72,459	5.5%
2025	51,793	30,876	—	—	207	82,876	6.2%
2026	86,744	36,937	—	16,465	—	140,146	10.6%
2027	31,249	24,774	—	1,041	221	57,285	4.3%
2028	6,912	27,741	—	19,796	174	54,623	4.1%
2029	33,042	25,374	—	—	212	58,628	4.4%
Thereafter	181,377	140,369	143,199	127,618	2,204	594,767	44.8%
	$410,599	$536,603	$143,199	$182,058	$54,086	$1,326,545	100.0%

Weighted Avg Maturity Years	10	7	13	11	2	9

Notes:
(1) Represents trailing twelve month coverage metrics as of December 31, 2019 for stable portfolio only. Agreements included represent 92% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 21 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Outpatient Medical
Total Portfolio Performance(1)	1Q19	2Q19	3Q19	4Q19	1Q20
Properties	283	340	348	378	388
Square feet	17,649,227	21,098,926	21,472,874	23,044,140	23,186,273
Occupancy	92.9%	93.3%	93.6%	94.0%	94.3%
Total revenues	$139,735	$154,443	$175,000	$180,101	$193,959
Operating expenses	44,868	47,894	57,272	55,915	58,533
NOI	$94,867	$106,549	$117,728	$124,186	$135,426
NOI margin	67.9%	69.0%	67.3%	69.0%	69.8%
Revenues per square foot	$33.20	$30.45	$33.90	$32.49	$36.86
NOI per square foot	$22.54	$21.01	$22.80	$22.41	$25.74
Recurring cap-ex	$6,400	$8,528	$7,296	$7,794	$7,202
Other cap-ex	$2,860	$2,374	$5,989	$8,618	$5,893

Same Store Performance(2)	1Q19	2Q19	3Q19	4Q19	1Q20
Properties	261	261	261	261	261
Occupancy	93.4%	93.5%	93.9%	94.0%	94.3%
Same store revenues	$119,437	$119,062	$122,586	$121,855	$121,703
Same store operating expenses	37,540	36,566	39,392	38,547	38,077
Same store NOI	$81,897	$82,496	$83,194	$83,308	$83,626
Year over year growth rate					2.1%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$22,589	4.2%	Health system affiliated properties as % of NOI(3)	92.5%
NMC Health	19,653	3.7%	Health system affiliated tenants as % of rental income(3)	66.2%
CommonSpirit Health	17,461	3.3%	Retention (trailing twelve months)(3)	82.4%
Virtua	16,458	3.1%	In-house managed properties as % of square feet(3,4)	81.2%
Baylor Scott & White	16,395	3.1%	Average remaining lease term (years)(3)	6.6
Remaining portfolio	444,047	82.6%	Average building size (square feet)(3)	59,231
Total	$536,603	100.0%	Average age (years)	14

Expirations(3)	2020	2021	2022	2023	2024	Thereafter
Occupied square feet	1,330,660	2,007,430	2,095,954	2,158,126	2,305,259	11,385,548
% of occupied square feet	6.3%	9.4%	9.8%	10.1%	10.8%	53.6%

Notes:
(1) Property count, occupancy, square feet and per square foot metrics exclude properties under development and all land parcels. Per square foot amounts are annualized.
(2) Includes 261 same store properties representing 16,402,484 square feet. See pages 21 and 22 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income.
(4) Excludes tenant managed properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2016	2017	2018	2019	1Q20	16-20 Total
Count	22	18	15	27	4	86
Total	$2,287,973	$742,020	$3,788,261	$4,073,554	$397,911	$11,289,719
Low	10,618	7,310	4,950	7,550	28,420	4,950
Median	27,402	24,025	73,727	38,800	67,052	35,954
High	1,150,000	149,400	2,481,723	1,250,000	235,387	2,481,723

Investment Timing
	Acquisitions/Joint Ventures(2)	Yield	Construction Conversions(3)	Yield	Dispositions	Yield
January	$321,387	5.8%	$19,369	6.6%	$60,946	5.8%
February	48,104	3.9%	34,239	9.1%	60,700	5.8%
March	28,420	6.1%	61,298	9.5%	586,563	5.3%
Total	$397,911	5.6%	$114,906	8.9%	$708,209	5.4%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Excludes land acquisitions.
(3) Includes expansion conversions.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed / unit / square foot)
Gross Investment Activity

	First Quarter 2020
	Properties	Beds / Units / Square Feet		Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint Ventures(1)
Seniors Housing Operating	5	1,165	units	$162,524	174,683	4.8%
Outpatient Medical	16	505,012	sf	235,387	466	6.1%
Total acquisitions	21			397,911		5.6%

Development(2)
Development projects:
Seniors Housing Operating	27	3,442	units	68,079
Seniors Housing Triple-net	9	855	units	21,448
Outpatient Medical	6	564,271	sf	28,904
Total development projects	42			118,431
Expansion projects:
Seniors Housing Operating	4	212	units	22,131
Total expansion projects	4			22,131

Total development	46			140,562		7.8%

Total gross investments				538,473		6.2%

Dispositions(3)
Seniors Housing Triple-net	1	69	units	8,125	117,754	9.4%
Outpatient Medical	31	2,201,110	sf	637,770	329	5.4%
Health System	3	426	units	53,168	156,009	3.8%
Long-Term/Post-Acute Care	1	123	beds	9,146	74,357	8.0%
Real property dispositions	36			708,209		5.4%

Loan payoffs				9,012		7.0%
Total dispositions				717,221		5.4%

Net investments (dispositions)				$(178,748)

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Pro rata amounts include joint venture real estate loans receivable.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(3) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

Property Acquisitions/Joint Ventures Detail
Operator	Units	Location				MSA
Seniors Housing Operating
Pinnacle Property Management	344	1600 S Valley View Road	Las Vegas	Nevada	US	Las Vegas
Pinnacle Property Management	96	3300 Winterhaven Street	Las Vegas	Nevada	US	Las Vegas
Pinnacle Property Management	180	3210 S Sandhill Road	Las Vegas	Nevada	US	Las Vegas
Kisco Senior Living	200	11289 Oakmond Rd	South Jordan	Utah	US	Salt Lake City
Chartwell Retirement Residences	345	5885 Chemin de Chambly	Longueuil	Quebec	CA	Montréal
Total	1,165

Outpatient Medical
Health System	Square Feet	Location				MSA
Advocate Aurora Health	39,734	745 Fletcher Drive	Elgin	Illinois	US	Chicago
Northwest Community Hospital	16,097	1632 W. Central Road	Arlington Heights	Illinois	US	Chicago
Highmark	30,076	6998 Crider Road	Mars	Pennsylvania	US	Pittsburgh
Highmark	61,080	2550 Mosside Blvd	Monroeville	Pennsylvania	US	Pittsburgh
Beaumont Health	15,921	1700 Biddle Ave	Wyandotte	Michigan	US	Detroit
Fresenius Medical Care	12,558	19401 East 37th Terrace Court South	Independence	Missouri	US	Kansas City
CommonSpirit Health	7,436	1910 S. Gilbert Road	Mesa	Arizona	US	Phoenix
CommonSpirit Health	10,310	1833 N. Power Road	Mesa	Arizona	US	Phoenix
CommonSpirit Health	39,430	9880 West Flamingo Road	Las Vegas	Nevada	US	Las Vegas
CommonSpirit Health	41,243	4980 West Sahara Ave	Las Vegas	Nevada	US	Las Vegas
Unaffiliated	53,606	5620 Wilbur Ave	Tarzana	California	US	Los Angeles
Unaffiliated	23,643	21502 Merchants Way	Katy	Texas	US	Houston
Unaffiliated	60,880	1331 West Grand Parkway North	Katy	Texas	US	Houston
Unaffiliated	36,100	1630 Gateway Drive	Sycamore	Illinois	US	Chicago
Unaffiliated	32,729	467 Pennsylvania Avenue	Fort Washington	Pennsylvania	US	Philadelphia
Unaffiliated	24,169	5742 Booth Road	Jacksonville	Florida	US	Jacksonville
Total	505,012

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility	Total	Independent Living	Assisted Living	Memory Care	Commitment Amount	Balance at 3/31/20	Estimated Conversion

Seniors Housing Operating
New York, NY	151	—	69	82	$89,054	$87,905	2Q20
Shrewsbury, NJ	81	—	52	29	11,687	10,851	2Q20
Newton, MA	85	—	43	42	15,392	5,487	3Q20
Potomac, MD	120	—	90	30	55,302	29,292	4Q20
Medina, OH	166	166	—	—	20,520	11,912	4Q20
Collierville, TN	164	164	—	—	18,949	11,722	4Q20
Staten Island, NY	95	—	45	50	21,590	6,587	1Q21
Redwood City, CA	90	—	56	34	19,465	3,843	1Q21
Fairfax, VA	84	—	51	33	16,658	4,389	1Q21
Mountain Lakes, NJ	90	—	57	33	15,063	3,382	1Q21
Franklin Lakes, NY	88	—	51	37	14,437	3,390	1Q21
Scarborough, ON	172	141	—	31	31,093	10,326	2Q21
Boynton Beach, FL	82	—	52	30	11,465	7,648	2Q21
Bellevue, WA	110	—	110	—	9,518	2,812	2Q21
White Plains, NY	132	132	—	—	59,913	14,105	3Q21
Beckenham, UK	100	—	76	24	43,983	21,606	3Q21
Orange, CA	91	—	49	42	18,578	3,118	3Q21
Livingston, NJ	103	—	77	26	17,375	2,251	3Q21
Hendon, UK	102	—	78	24	52,107	25,889	4Q21
Barnet, UK	100	—	76	24	48,092	21,166	4Q21
Coral Gables, FL	91	—	55	36	18,225	3,656	4Q21
San Francisco, CA	214	11	170	33	110,905	75,875	1Q22
Alexandria, VA	93	—	66	27	20,624	10,676	1Q22
New York, NY	528	400	92	36	149,331	21,722	2Q22
Subtotal	3,132	1,014	1,415	703	$889,326	$399,610

Seniors Housing Triple-net
Union, KY	162	162	—	—	$34,600	$28,823	2Q20
Apex, NC	152	98	30	24	30,883	23,514	2Q20
Westerville, OH	102	—	82	20	27,200	23,806	2Q20
Droitwich, UK	70	—	45	25	15,769	12,626	2Q20
Edenbridge, UK	85	—	51	34	19,876	14,542	3Q20
Thousand Oaks, CA	82	—	—	82	24,763	12,100	4Q20
Redhill, UK	76	—	46	30	19,797	8,477	1Q21
Wombourne, UK	66	—	41	25	14,941	3,330	4Q21
Leicester, UK	60	—	36	24	13,945	3,320	4Q21
Subtotal	855	260	331	264	$201,774	$130,538

Outpatient Medical
		Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Balance at 3/31/20	Estimated Conversion
Lowell, MA		50,668	100%	Yes	$12,300	$11,684	2Q20
Katy, TX		36,500	100%	Yes	12,028	6,063	2Q20
Brooklyn, NY		140,955	100%	Yes	105,306	86,990	3Q20
Charlotte, NC		176,640	100%	Yes	95,703	65,250	4Q20
Charlotte, NC		104,508	100%	Yes	52,255	27,871	4Q20
Subtotal		509,271			$277,592	$197,858

Total Development Projects					$1,368,692	$728,006

Note:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes redevelopments and expansion projects. Commitment amount represents current balances plus unfunded commitments to complete development.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Projected Yields(2)	2020 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	24	3,132	7.9%	$321,148	$168,568	$489,716	$889,326
Seniors Housing Triple-net	9	855	7.4%	61,845	9,391	71,236	201,774
Outpatient Medical	5	509,271	6.5%	79,734	—	79,734	277,592
Total	38		7.5%	$462,727	$177,959	$640,686	$1,368,692

Development Project Conversion Estimates(1)
Quarterly Conversions			Annual Conversions
	Amount	Projected Yields(2)		Amount	Projected Yields(2)
1Q20 actual	$93,877	8.6%	2020 estimate	$735,464	7.5%
2Q20 estimate	233,521	7.4%	2021 estimate	446,245	8.6%
3Q20 estimate	140,574	7.8%	2022 estimate	280,860	6.2%
4Q20 estimate	267,492	7.1%	Total	$1,462,569	7.6%
1Q21 estimate	107,010	8.9%
2Q21 estimate	52,076	8.5%
3Q21 estimate	139,849	8.4%
4Q21 estimate	147,310	8.5%
1Q22 estimate	131,529	6.8%
2Q22 estimate	149,331	5.7%
Total	$1,462,569	7.6%

Unstabilized Properties
	12/31/2019 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	3/31/2020 Properties	Beds / Units
Seniors Housing Operating	29	(3)	3	—	29	3,821
Seniors Housing Triple-net	10	(1)	—	—	9	697
Long-Term/Post-Acute Care	1	—	—	—	1	120
Total	40	(4)	3	—	39	4,638

Occupancy	12/31/2019 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	3/31/2020 Properties
0% - 50%	13	—	3	—	(2)	14
50% - 70%	11	—	—	—	3	14
70% +	16	(4)	—	—	(1)	11
Total	40	(4)	3	—	—	39

Occupancy	3/31/2020 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	14	6	$18,079	0.4%	$347,577	1.0%
50% - 70%	14	22	53,843	1.1%	564,569	1.6%
70% +	11	20	55,505	1.1%	272,485	0.8%
Total	39	15	$127,427	2.6%	$1,184,631	3.4%

Notes:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes expansion projects.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 15.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$922,652	58,307	units
Seniors Housing Triple-net	417,104	24,289	units
Outpatient Medical	487,016	20,484,257	square feet
Health System	144,080	20,754	units/beds
Long-Term/Post-Acute Care	181,272	13,596	beds
Total In-Place NOI(2)	2,152,124
Incremental stabilized NOI(3)	60,626
Total stabilized NOI	$2,212,750

Obligations
Lines of credit and commercial paper(4)	$845,000
Senior unsecured notes(4)	10,306,873
Secured debt(4)	3,154,966
Financing lease liabilities	108,348
Total debt	$14,415,187
Add (Subtract):
Other liabilities (assets), net(5)	$79,883
Cash and cash equivalents and restricted cash	(393,066)
Net obligations	$14,102,004

Other Assets
Land parcels	$177,347		Effective Interest Rate(8)
Real estate loans receivable(6)	189,110		7.7%
Non real estate loans receivable(7)	373,179		8.2%
Joint venture real estate loans receivables(9)	248,766		5.2%
Other investments(10)	8,034
Investments held for sale(11)	386,459
Development properties:(12)
Current balance	$767,360
Unfunded commitments	645,474
Committed balances	$1,412,834
Projected yield	7.5%
Projected NOI	$105,963

Common Shares Outstanding(13)	418,787
Notes:
(1) Includes $6,274,000 attributable to our proportional share of income from unconsolidated management company investments.
(2) See page 21 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating lease-up properties.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1,160,377,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non real estate loans and non-cash items such as the following (in thousands):

Unearned revenues	$206,699
Below market tenant lease intangibles, net	45,879
Deferred taxes, net	(20,729)
Available-for-sale equity investments	(8,034)
In place lease intangibles, net	(37,223)
Other non-cash liabilities / (assets), net	2,447
Total non-cash liabilities/(assets), net	$189,039

(6) Represents $191,040,000 of real estate loans excluding development loans and net of $1,930,000 of credit allowances.
(7) Represents $451,271,000 of non real estate loans and net of $78,092,000 of credit allowances.
(8) Average cash-pay interest rates are 7.7% and 6.0% for real estate and non real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(9) Represents partners' share of Welltower loans made to our partners in select joint ventures, secured by their interest in the joint venture properties.
(10) Represents the fair value of Genesis Healthcare, Inc. stock investment based on closing stock price at March 31, 2020.
(11) Represents expected proceeds from assets held for sale but excludes 11 Seniors Housing Operating properties classified as held for sale which will transition back into held for use during the quarter ended June 30, 2020.
(12) See pages 12-13. Also includes expansion projects.
(13) Includes redeemable OP units.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)

	1Q19	2Q19	3Q19	4Q19	1Q20
Revenues:
Seniors Housing Operating
Resident fees and services	$837,866	$878,933	$803,904	$802,452	$820,828
Interest income	—	—	—	36	104
Other income	4,072	1,387	1,347	1,915	1,058
Total revenues	841,938	880,320	805,251	804,403	821,990

Seniors Housing Triple-net
Rental income	113,874	107,220	114,419	115,717	85,409
Interest income	5,660	7,701	5,910	6,303	5,810
Other income	945	1,105	1,312	1,403	1,159
Total revenues	120,479	116,026	121,641	123,423	92,378

Outpatient Medical
Rental income	139,295	154,044	174,330	177,840	193,084
Interest income	173	238	358	426	466
Other income	267	161	312	1,835	409
Total revenues	139,735	154,443	175,000	180,101	193,959

Health System
Rental income	43,036	43,036	43,036	43,036	42,818
Total revenues	43,036	43,036	43,036	43,036	42,818

Long-Term/Post-Acute Care
Rental income	65,456	62,640	60,479	53,422	53,388
Interest income	9,286	9,417	9,369	8,953	8,861
Other income	375	173	517	473	514
Total revenues	75,117	72,230	70,365	62,848	62,763

Corporate
Other income	2,031	327	712	385	294
Total revenues	2,031	327	712	385	294

Total
Rental income	361,661	366,940	392,264	390,015	374,699
Resident fees and services	837,866	878,933	803,904	802,452	820,828
Interest income	15,119	17,356	15,637	15,718	15,241
Other income	7,690	3,153	4,200	6,011	3,434
Total revenues	$1,222,336	$1,266,382	$1,216,005	$1,214,196	$1,214,202

Property operating expenses:
Seniors Housing Operating	$580,917	$607,836	$554,782	$564,895	$582,533
Seniors Housing Triple-net	8,935	7,219	8,282	7,473	8,363
Outpatient Medical	44,868	47,894	57,272	55,915	58,533
Health System	20	20	20	20	20
Long-Term/Post-Acute Care	5,905	5,475	5,503	4,595	4,799
Total property operating expenses	$640,645	$668,444	$625,859	$632,898	$654,248

Net operating income:
Seniors Housing Operating	$261,021	$272,484	$250,469	$239,508	$239,457
Seniors Housing Triple-net	111,544	108,807	113,359	115,950	84,015
Outpatient Medical	94,867	106,549	117,728	124,186	135,426
Health System	43,016	43,016	43,016	43,016	42,798
Long-Term/Post-Acute Care	69,212	66,755	64,862	58,253	57,964
Corporate	2,031	327	712	385	294
Net operating income	$581,691	$597,938	$590,146	$581,298	$559,954

Note:
(1) Please see discussion of Supplemental Reporting Measures on page 20. Includes amounts from investments sold or held for sale. NOI related to DownREIT's included at 100%.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	3/31/2020		3/31/2020
Net income (loss)	$1,367,488		$329,380
Interest expense	552,334		142,007
Income tax expense (benefit)	6,177		5,442
Depreciation and amortization	1,057,942		274,801
EBITDA	$2,983,941		$751,630
Loss (income) from unconsolidated entities	(47,941)		3,692
Stock-based compensation(2)	24,601		7,083
Loss (gain) on extinguishment of debt, net	68,436		—
Loss (gain) on real estate dispositions, net	(843,456)		(262,824)
Impairment of assets	55,960		27,827
Provision for loan losses	7,072		7,072
Loss (gain) on derivatives and financial instruments, net	5,739		7,651
Other expenses(2)	48,327		6,031
Other impairment(3)	32,268		32,268
Total adjustments	(648,994)		(171,200)
Adjusted EBITDA	$2,334,947		$580,430

Interest Coverage Ratios
Interest expense	$552,334		$142,007
Capitalized interest	17,691		4,746
Non-cash interest expense	(11,599)		(8,125)
Total interest	$558,426		$138,628
EBITDA	$2,983,941		$751,630
Interest coverage ratio	5.34	x	5.42	x
Adjusted EBITDA	$2,334,947		$580,430
Adjusted Interest coverage ratio	4.18	x	4.19	x

Fixed Charge Coverage Ratios
Total interest	$558,426		$138,628
Secured debt principal amortization	56,308		15,526
Total fixed charges	$614,734		$154,154
EBITDA	$2,983,941		$751,630
Fixed charge coverage ratio	4.85	x	4.88	x
Adjusted EBITDA	$2,334,947		$580,430
Adjusted Fixed charge coverage ratio	3.80	x	3.77	x

Net Debt to EBITDA Ratios
Total debt(4)			$14,073,418
Less: cash and cash equivalents(5)			(303,423)
Net debt			$13,769,995
EBITDA Annualized			$3,006,520
Net debt to EBITDA ratio			4.58	x
Adjusted EBITDA Annualized			$2,321,720
Net debt to Adjusted EBITDA ratio			5.93	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 20.
(2) Certain severance-related costs are included in stock-based compensation and excluded from other expenses.
(3) Represents a write off of straight-line rent receivables recorded in rental income in conjunction with an amended lease.
(4) Amounts include unamortized premiums/discounts, fair value adjustments and lease liabilities related to financing leases. Operating lease liabilities related to ASC 842 adoption are excluded.
(5) Includes IRC Section 1031 deposits, if any.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
			% of Total
Book Capitalization
Lines of credit and commercial paper(2)	$844,985		2.70%
Long-term debt obligations(2)	13,228,433		42.31%
Cash and cash equivalents(3)	(303,423)		(0.97)%
Net debt to consolidated book capitalization	$13,769,995		44.04%
Total equity(4)	17,495,696		55.96%
Consolidated book capitalization	$31,265,691		100.00%
Joint venture debt, net(5)	250,328
Total book capitalization	$31,516,019

Undepreciated Book Capitalization
Lines of credit and commercial paper(2)	$844,985		2.27%
Long-term debt obligations(2)	13,228,433		35.58%
Cash and cash equivalents(3)	(303,423)		(0.82)%
Net debt to consolidated undepreciated book capitalization	$13,769,995		37.04%
Accumulated depreciation and amortization	5,910,979		15.90%
Total equity(4)	17,495,696		47.06%
Consolidated undepreciated book capitalization	$37,176,670		100.00%
Joint venture debt, net(5)	250,328	186.271
Total undepreciated book capitalization	$37,426,998

Enterprise Value
Lines of credit and commercial paper(2)	$844,985		2.47%
Long-term debt obligations(2)	13,228,433		38.63%
Cash and cash equivalents(3)	(303,423)		(0.89)%
Net debt to consolidated enterprise value	$13,769,995		40.22%
Common shares outstanding	417,391
Period end share price	45.78
Common equity market capitalization	$19,108,160		55.80%
Noncontrolling interests(4)	1,362,913		3.98%
Consolidated enterprise value	$34,241,068		100.00%
Joint venture debt, net(5)	250,328
Total enterprise value	$34,491,396

Secured Debt as % of Total Assets
Secured debt(2)	$2,901,232		8.81%
Total assets	$32,923,028

Total Debt as % of Total Assets
Total debt(2)	$14,073,418		42.75%
Total assets	$32,923,028

Unsecured Debt as % of Unencumbered Assets
Unsecured debt(2)	$11,063,838		36.95%
Unencumbered assets	$29,944,113

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 20.
(2) Amounts include unamortized premiums/discounts, fair value adjustments and lease liabilities related to financing leases. Operating lease liabilities related to ASC 842 adoption are excluded.
(3) Inclusive of IRC Section 1031 deposits, if any.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.

Financial

(dollars in thousands)
Debt Maturities and Principal Payments(1)
Year	Lines of Credit and Commercial Paper(2)		Senior Unsecured Notes(3,4,5,6)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(7)		% of Total	Wtd. Avg. Interest Rate
2020	$50,000		$—	$275,279	$18,019	$(68,059)	$275,239		1.92%	2.59%
2021	—		—	424,952	47,867	(131,399)	341,420		2.39%	3.32%
2022	—		10,000	449,900	33,081	(66,043)	426,938		2.98%	3.40%
2023	795,000		1,777,054	473,564	74,780	(107,734)	3,012,664		21.06%	2.57%
2024	—		1,350,000	295,714	39,484	(78,950)	1,606,248		11.23%	3.84%
2025	—		1,250,000	202,340	451,648	(33,979)	1,870,009		13.07%	3.92%
2026	—		700,000	60,761	16,338	(18,908)	758,191		5.30%	4.18%
2027	—		712,465	153,496	61,126	(42,896)	884,191		6.18%	2.96%
2028	—		1,434,804	77,857	21,512	(13,610)	1,520,563		10.63%	4.47%
2029	—		550,000	248,895	28,955	(2,388)	825,462		5.77%	3.54%
Thereafter	—		2,522,550	241,880	81,303	(59,819)	2,785,914		19.47%	4.38%
Totals	$845,000		$10,306,873	$2,904,638	$874,113	$(623,785)	$14,306,839		100.00%

Weighted Avg Interest Rate(8)	1.64%		3.97%	3.63%	3.70%	3.67%	3.77%

Weighted Avg Maturity Years	3.1	(2)	8.6	5.2	8.1	4.8	7.7	(2)

% Floating Rate Debt	100.00%		6.67%	41.66%	18.59%	55.47%	17.88%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper	Senior Unsecured Notes	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(7)	Investment Hedges(9)
United States	$845,000	$8,610,000	$1,685,274	$654,008	$(344,693)	$11,449,589	$—
United Kingdom	—	1,307,354	167,690	—	(41,923)	1,433,121	1,669,315
Canada	—	389,519	1,051,674	220,105	(237,169)	1,424,129	495,751
Totals	$845,000	$10,306,873	$2,904,638	$874,113	$(623,785)	$14,306,839	$2,165,066

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) The 2020 maturity reflects the $50,000,000 in principal outstanding on our unsecured commercial paper program as of March 31, 2020. The 2023 maturity reflects the $795,000,000 in principal outstanding on our unsecured revolving credit facility that matures on July 19, 2022 (with an option to extend for two successive terms of six months each at our discretion). These borrowings reduce the available borrowing capacity of our unsecured revolving credit facility to $2,155,000,000. If the commercial paper was refinanced using the unsecured revolving credit facility, the weighted average years to maturity of our combined debt would be 7.8 years with extensions.
(3) 2023 includes a $500,000,000 term loan and a CAD $250,000,000 unsecured term loan (approximately $177,054,000 USD at March 31, 2020). The loans mature on July 19, 2023. The interest rates on the loans are LIBOR + 0.9% for USD and CDOR + 0.9% for CAD.
(4) 2027 includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $212,465,000 USD at March 31, 2020) that matures on January 15, 2027.
(5) 2028 includes £550,000,000 of 4.80% senior unsecured notes (approximately $684,804,000 USD at March 31, 2020). The notes mature on November 20, 2028.
(6) Thereafter includes £500,000,000 of 4.50% senior unsecured notes (approximately $622,550,000 USD at March 31, 2020). The notes mature on December 1, 2034.
(7) Excludes operating lease liabilities of $356,311,000 and finance lease liabilities of $108,348,000 related to ASC 842 adoption.
(8) The interest rate on the unsecured revolving credit facility is 1-month LIBOR + 0.825%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate.
(9) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $182,620,000, as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of forward contracts and cross-currency swaps.

Glossary

Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts incurred for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System: Includes independent, assisted living, dementia care and long-term post-acute care properties subject to triple-net operating leases to or guaranteed by investment-grade health systems.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term acute-care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases.  Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA:  For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. A seniors housing operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 24 months past the closing date (for acquisitions) or the open date (for development). Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI (IPNOI) and SSNOI to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Acquisitions and development conversions are included in the same store amounts five full quarters after acquisition or being placed into service. Land parcels, loans and sub-leases, as well as any properties sold or classified as held for sale during the period, are excluded from the same store amounts. Redeveloped properties (including major refurbishments of a Seniors Housing Operating property where 20% or more of units are simultaneously taken out of commission for 30 days or more or Outpatient Medical properties undergoing a change in intended use) are excluded from the same store amounts until five full quarters post completion of the redevelopment. Properties undergoing operator transitions and/or segment transitions are also excluded from the same store amounts until five full quarters post completion of the operator transition or segment transition. In addition, properties significantly impacted by force majeure, acts of God or other extraordinary adverse events are excluded from same store amounts until five full quarters after the properties are placed back into service. SSNOI excludes non-cash NOI and includes adjustments to present consistent property ownership percentages and to translate Canadian properties and UK properties using a consistent exchange rate. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.
REVPOR represents the average revenues generated per occupied room per month at our Seniors Housing Operating properties. It is calculated as our pro rata version of total resident fees and services revenues from the income statement divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. It is based on the same pool of properties used for SSNOI and includes any revenue normalizations used for SSNOI. We use REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and Internal Revenue Code (“IRC”) Section 1031 deposits. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The coverage ratios are based on EBITDA which stands for earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Covenants in our senior unsecured notes and primary credit facility contain financial ratios based on a definition of EBITDA that is specific to those agreements. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have defined Adjusted EBITDA to exclude unconsolidated entities and to include adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, other expenses, additional other income and other impairment charges. We believe that EBITDA and Adjusted EBITDA, along with net income and cash flow provided from operating activities, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily utilize them to measure our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and any IRC Section 1031 deposits), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	1Q19	2Q19	3Q19	4Q19	1Q20
Net income (loss)	$292,302	$150,040	$647,932	$240,136	$329,380
Loss (gain) on real estate dispositions, net	(167,409)	1,682	(570,250)	(12,064)	(262,824)
Loss (income) from unconsolidated entities	9,199	9,049	(3,262)	(57,420)	3,692
Income tax expense (benefit)	2,222	1,599	3,968	(4,832)	5,442
Other expenses	8,756	21,628	6,186	16,042	6,292
Impairment of assets	—	9,939	18,096	98	27,827
Provision for loan losses	18,690	—	—	—	7,072
Loss (gain) on extinguishment of debt, net	15,719	—	65,824	2,612	—
Loss (gain) on derivatives and financial instruments, net	(2,487)	1,913	1,244	(5,069)	7,651
General and administrative expenses	35,282	33,741	31,019	26,507	35,481
Depreciation and amortization	243,932	248,052	272,445	262,644	274,801
Interest expense	145,232	141,336	137,343	131,648	142,007
Consolidated net operating income	601,438	618,979	610,545	600,302	576,821
NOI attributable to unconsolidated investments(1)	21,827	21,518	21,957	22,031	21,150
NOI attributable to noncontrolling interests(2)	(41,574)	(42,559)	(42,356)	(41,035)	(38,017)
Pro rata net operating income (NOI)(3)	$581,691	$597,938	$590,146	$581,298	$559,954

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$821,990	$92,378	$193,959	$42,818	$62,763	$294	$1,214,202
Property operating expenses	(582,533)	(8,363)	(58,533)	(20)	(4,799)	—	(654,248)
NOI(3)	239,457	84,015	135,426	42,798	57,964	294	559,954
Adjust:
Interest income	(104)	(5,810)	(466)	—	(8,861)	—	(15,241)
Other income	(1,058)	(1,159)	(409)	—	(514)	(294)	(3,434)
Sold / held for sale(4)	(1,931)	(524)	(8,279)	(108)	(63)	—	(10,905)
Developments / land	603	—	69	—	—	—	672
Non In-Place NOI(5)	(5,521)	27,754	(5,660)	(6,670)	(3,208)	—	6,695
Timing adjustments(6)	(783)	—	1,073	—	—	—	290
Total adjustments	(8,794)	20,261	(13,672)	(6,778)	(12,646)	(294)	(21,923)
In-Place NOI	230,663	104,276	121,754	36,020	45,318	—	538,031
Annualized In-Place NOI	$922,652	$417,104	$487,016	$144,080	$181,272	$—	$2,152,124

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Total
Total properties	620	340	400	215	137	1,712
Recent acquisitions/ development conversions(7)	(69)	(10)	(124)	—	—	(203)
Under development	(24)	(7)	(3)	—	(1)	(35)
Under redevelopment(8)	(12)	—	(2)	—	—	(14)
Current held for sale(4)	(7)	(4)	(2)	—	(2)	(15)
Land parcels, loans and sub-leases	(9)	(10)	(8)	—	(7)	(34)
Transitions(9)	(73)	(16)	—	—	(3)	(92)
Other(10)	(1)	—	—	—	—	(1)
Same store properties	425	293	261	215	124	1,318
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 15 for more information.
(4) Excludes a portfolio of 11 Seniors Housing Operating properties in the western United States classified as held for sale which will transition back into held for use during the quarter ended June 30, 2020.
(5) Primarily represents non-cash NOI.
(6) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions.
(7) Acquisitions and development conversions will enter the same store pool 5 full quarters after acquisition or certificate of occupancy, respectively.
(8) Redevelopment properties will enter the same store pool after 5 full quarters of operations post redevelopment completion.
(9) Transitioned properties will enter the same store pool after 5 full quarters of operations with the new operator in place or under the new structure.
(10) Includes 1 flooded property.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	1Q19	2Q19	3Q19	4Q19	1Q20	Y/o/Y
Seniors Housing Operating
NOI	$261,021	$272,484	$250,469	$239,508	$239,457
Non-cash NOI on same store properties	553	(90)	(3,866)	(795)	(839)
NOI attributable to non-same store properties	(52,927)	(68,426)	(40,129)	(35,141)	(40,059)
Currency and ownership adjustments(1)	2,106	1,879	1,521	817	1,272
Normalizing adjustment for policy change(2)	(464)	(1,575)	294	(1,276)	(1,593)
Normalizing adjustment for health insurance costs(3)	—	—	—	—	1,499
Normalizing adjustment for insurance reimbursement(4)	(4,987)	—	—	—	—
Normalizing adjustment for real estate taxes(5)	(2,492)	—	—	—	—
Other normalizing adjustments(6)	(28)	96	(351)	216	(279)
SSNOI(7)	202,782	204,368	207,938	203,329	199,458	(1.6)%

Seniors Housing Triple-net
NOI	111,544	108,807	113,359	115,950	84,015
Non-cash NOI on same store properties	(3,978)	(4,809)	(4,300)	(3,079)	22,334
NOI attributable to non-same store properties	(18,380)	(14,764)	(20,188)	(22,144)	(14,471)
Currency and ownership adjustments(1)	(97)	207	1,010	171	313
Normalizing adjustment for development fee(8)	—	—	—	—	(511)
Other normalizing adjustments(6)	(119)	274	50	64	—
SSNOI	88,970	89,715	89,931	90,962	91,680	3.0%

Outpatient Medical
NOI	94,867	106,549	117,728	124,186	135,426
Non-cash NOI on same store properties	(2,505)	(2,043)	(1,808)	(2,422)	(1,974)
NOI attributable to non-same store properties	(4,841)	(16,212)	(27,468)	(31,138)	(43,599)
Currency and ownership adjustments(1)	(6,042)	(5,823)	(5,258)	(6,462)	(6,195)
Other normalizing adjustments(6)	418	25	—	(856)	(32)
SSNOI	81,897	82,496	83,194	83,308	83,626	2.1%

Health System
NOI	43,016	43,016	43,016	43,016	42,798
Non-cash NOI on same store properties	(7,184)	(7,184)	(6,858)	(6,694)	(6,670)
NOI attributable to non-same store properties	(517)	(517)	(520)	(522)	(107)
Other normalizing adjustments(6)	—	—	—	—	(221)
SSNOI	35,315	35,315	35,638	35,800	35,800	1.4%

Long-Term/Post-Acute Care
NOI	69,212	66,755	64,862	58,253	57,964
Non-cash NOI on same store properties	(4,467)	(3,726)	(3,698)	(3,493)	(3,232)
NOI attributable to non-same store properties	(22,751)	(20,665)	(18,542)	(11,821)	(11,260)
Currency and ownership adjustments(1)	17	27	6	5	32
Other normalizing adjustments(6)	379	377	255	—	—
SSNOI	42,390	42,768	42,883	42,944	43,504	2.6%

Corporate
NOI	2,031	327	712	385	294
NOI attributable to non-same store properties	(2,031)	(327)	(712)	(385)	(294)
SSNOI	—	—	—	—	—

Total
NOI	581,691	597,938	590,146	581,298	559,954
Non-cash NOI on same store properties	(17,581)	(17,852)	(20,530)	(16,483)	9,619
NOI attributable to non-same store properties	(101,447)	(120,911)	(107,559)	(101,151)	(109,790)
Currency and ownership adjustments(1)	(4,016)	(3,710)	(2,721)	(5,469)	(4,578)
Normalizing adjustments, net	(7,293)	(803)	248	(1,852)	(1,137)
SSNOI	$451,354	$454,662	$459,584	$456,343	$454,068	0.6%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.32 and to translate UK properties at a GBP/USD rate of 1.30.
(2) Represents normalizing adjustment to reflect the application of consistent policies for all periods presented for one Seniors Housing Operating partner.
(3) Represents normalizing adjustment related to health insurance costs for prior periods for two Seniors Housing Operating properties.
(4) Represents normalizing adjustment related to insurance reimbursements for one Seniors Housing Operating property.
(5) Represents normalizing adjustment related to real estate taxes for one Seniors Housing Operating property.
(6) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.
(7) SHO SSNOI includes expenses that are directly attributable to the COVID-19 pandemic.
(8) Represents normalizing adjustment related to a development fee associated with one Seniors Housing Triple-net operator.

Supplemental Reporting Measures

(dollars in thousands, except REVPOR, SS REVPOR and SSNOI/unit)

SHO REVPOR Reconciliation	United States	United Kingdom	Canada		Total
Consolidated SHO revenues	$655,185	$85,524		$110,419	$851,128
Unconsolidated SHO revenues attributable to Welltower(1)	23,264	—		21,132	44,396
SHO revenues attributable to noncontrolling interests(2)	(41,367)	(7,660)	(24,507)		(73,534)
Pro rata SHO revenues(3)	637,082	77,864		107,044	821,990
SHO interest and other income	(993)	(20)	(149)		(1,162)
SHO revenues attributable to sold and held for sale properties	(9,789)	—		—	(9,789)
Currency and ownership adjustments(4)	—	1,167		2,125	3,292
SHO local revenues	626,300	79,011		109,020	814,331
Average occupied units/month	33,519	3,068		13,060	49,647
REVPOR/month in USD	$6,315	$8,704		$2,821	$5,543
REVPOR/month in local currency(4)		£6,695	C$	3,712

Reconciliations of SHO SS REVPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada			Total
	1Q19	1Q20	1Q19	1Q20	1Q19		1Q20	1Q19	1Q20
SHO SS REVPOR Growth
Consolidated SHO revenues	$677,782	$655,185	$80,951	$85,524	$113,653		$110,419	$872,386	$851,128
Unconsolidated SHO revenues attributable to WELL(1)	23,466	23,264	—	—	20,281		21,132	43,747	44,396
SHO revenues attributable to noncontrolling interests(2)	(42,178)	(41,367)	(6,625)	(7,660)	(25,392)		(24,507)	(74,195)	(73,534)
SHO pro rata revenues(3)	659,070	637,082	74,326	77,864	108,542		107,044	841,938	821,990
Non-cash revenues on same store properties	(631)	(800)	(19)	—	—		—	(650)	(800)
Revenues attributable to non-same store properties	(199,230)	(158,662)	(13,087)	(13,467)	(4,253)		(2,872)	(216,570)	(175,001)
Currency and ownership adjustments(4)	5,901	—	(100)	967	1,086		2,062	6,887	3,029
Normalizing adjustment for policy change(5)	(464)	(1,593)	—	—	—		—	(464)	(1,593)
Normalizing adjustment for insurance reimbursement(6)	(2,813)	—	—	—	—		—	(2,813)	—
Other normalizing adjustments(7)	534	(796)	(184)	—	—		—	350	(796)
SHO SS revenues(8)	462,367	475,231	60,936	65,364	105,375		106,234	628,678	646,829
Avg. occupied units/month(9)	21,773	21,608	2,519	2,564	12,800		12,680	37,092	36,852
SHO SS REVPOR(10)	$7,177	$7,433	$8,176	$8,616	$2,782		$2,831	$5,728	$5,932
SS REVPOR YOY growth	—%	3.6%	—%	5.4%	—%		1.8%	—	3.6%

SHO SSNOI Growth
Consolidated SHO NOI	$202,210	$185,133	$20,941	$20,317	$41,549		$37,807	$264,700	$243,257
Unconsolidated SHO NOI attributable to WELL(1)	8,475	7,072	—	—	7,964		7,882	16,439	14,954
SHO NOI attributable to noncontrolling interests(2)	(9,918)	(9,439)	(891)	(957)	(9,309)		(8,358)	(20,118)	(18,754)
SHO pro rata NOI(3)	200,767	182,766	20,050	19,360	40,204		37,331	261,021	239,457
Non-cash NOI on same store properties	568	(845)	(15)	2	—		4	553	(839)
NOI attributable to non-same store properties	(48,980)	(37,393)	(3,280)	(2,212)	(667)		(454)	(52,927)	(40,059)
Currency and ownership adjustments(4)	1,730	343	(27)	222	403		707	2,106	1,272
Normalizing adjustment for policy change(5)	(464)	(1,593)	—	—	—		—	(464)	(1,593)
Normalizing adjustment for health insurance costs(11)	—	1,499	—	—	—		—	—	1,499
Normalizing adjustment for insurance reimbursement(6)	(4,987)	—	—	—	—		—	(4,987)	—
Normalizing adjustment for real estate taxes(12)	(2,492)	—	—	—	—		—	(2,492)	—
Other normalizing adjustments(7)	2	(279)	(30)	—	—		—	(28)	(279)
SHO pro rata SSNOI(8)	$146,144	$144,498	$16,698	$17,372	$39,940		$37,588	$202,782	$199,458
SHO SSNOI growth		(1.1)%		4.0%			(5.9)%		(1.6)%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(8)		$589,491		$67,748			$157,854		$815,093
Average units in service(13)		25,239		3,091			14,216		42,546
SSNOI/unit in USD		$23,356		$21,918			$11,104		$19,158
SSNOI/unit in local currency(4)				£16,860		C$	14,611
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See pages 15 & 22 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.32 and to translate UK properties at a GBP/USD rate of 1.30.
(5) Represents normalizing adjustment to reflect the application of consistent policies for all periods presented for one Seniors Housing Operating partner.
(6) Represents normalizing adjustment related to insurance reimbursements for one Seniors Housing Operating property.
(7) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.
(8) Represents SS SHO revenues/SSNOI at Welltower pro rata ownership. See page 22 for more information.
(9) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(10) Represents pro rata SS average revenues generated per occupied room per month.
(11) Represents normalizing adjustment related to health insurance costs for prior periods for two Seniors Housing Operating properties.
(12) Represents normalizing adjustment related to real estate taxes for one Seniors Housing Operating property.
(13) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors

Forward-Looking Statements and Risk Factors
This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “pro forma,” “estimate” or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower’s actual results to differ materially from Welltower’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the duration and scope of the COVID-19 pandemic; the impact of the COVID-19 pandemic on occupancy rates and on the operations of Welltower and its operators/tenants; actions governments take in response to the COVID-19 pandemic, including the introduction of public health measures and other regulations affecting Welltower’s properties and the operations of Welltower and its operators/tenants; the effects of health and safety measures adopted by Welltower and its operators/tenants related to the COVID-19 pandemic; increased operational costs as a result of health and safety measures related to COVID-19; the impact of the COVID-19 pandemic on the business and financial condition of operators/tenants and their ability to make payments to Welltower; disruptions to Welltower's property acquisition and disposition activity due to economic uncertainty caused by COVID-19; general economic uncertainty in key markets as a result of the COVID-19 pandemic and a worsening of global economic conditions or low levels of economic growth; the status of capital markets, including availability and cost of capital; uncertainty from the expected discontinuance of LIBOR and the transition to any other interest rate benchmark; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting Welltower’s properties; Welltower’s ability to re-lease space at similar rates as vacancies occur; Welltower’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower’s properties; changes in rules or practices governing Welltower’s financial reporting; the movement of U.S. and foreign currency exchange rates; Welltower’s ability to maintain Welltower’s qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower’s reports filed from time to time with the SEC. Finally, Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated May 6, 2020 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading “Investors.” Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.

About Welltower
Welltower Inc. (NYSE:WELL), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The Company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower™, a REIT, owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

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www.welltower.com

©2015 Welltower Inc.